                        ERP OPERATING LIMITED PARTNERSHIP
                        (an Illinois limited partnership)

                   $300,000,000 7.10% Notes due June 23, 2004

                                 TERMS AGREEMENT

                                                         Dated:  June 17, 1999

To:      ERP Operating Limited Partnership
         c/o Equity Residential Properties Trust
         Two North Riverside Plaza
         Chicago, Illinois 60606

Ladies and Gentlemen:

         We understand that ERP Operating Limited Partnership, an Illinois limited partnership ("ERP"), proposes to issue and sell $300,000,000 aggregate principal amount of 7.10% Notes due June 23, 2004 (the "Notes") (such Notes being hereinafter also referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the Underwriters named below (the "Underwriters") severally, and not jointly, agree to purchase the respective amounts of the Underwritten Securities set forth below opposite their respective names, to the extent any are purchased, at 99.338% of the principal amount thereof.

                                                                           Principal Amount of
         Underwriter                                                     Underwritten Securities
         -----------                                                    -------------------------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated...............................................       $  75,000,000
Banc of America Securities LLC.........................................          75,000,000
Chase Securities Inc...................................................          75,000,000
J.P. Morgan Securities Inc.............................................          75,000,000
                                                                              -------------
         Total.........................................................       $ 300,000,000
                                                                              -------------
                                                                              -------------

         The Underwritten Securities shall have the following terms (capitalized terms used but not defined herein or in the attached Purchase Agreement shall have the meanings given them in the form of Note attached hereto as ANNEX B):

TITLE:                                         7.10% Notes due June 23, 2004

PRINCIPAL AMOUNT TO BE ISSUED:                 $300,000,000

CURRENCY:                                      U.S. Dollars

CURRENT RATINGS:                               A3 by Moody's Investors Services, Inc.


                                               BBB+ by Standard & Poor's Ratings Services

FORM:                                          Registered book-entry form

INITIAL PRICE TO PUBLIC:                       99.938% plus accrued interest, if any, from June 23, 1999

PURCHASE PRICE:                                99.338% of the principal amount of the Underwritten Securities

SETTLEMENT DATE, TIME AND PLACE:               June 23, 1999, at 9:00 a.m. New York City time at the offices of Rosenberg & Liebentritt, P.C., Two North Riverside Plaza,
                                               Suite 1600, Chicago, Illinois 60606 for the delivery of documents;
                                               delivery of funds on June 23, 1999 in accordance with DTC procedures for the Underwritten Securities

STATED MATURITY DATE:                          June 23, 2004

INTEREST RATE:                                 7.10%

INTEREST PAYMENT DATES:                        Interest on the Notes will be payable semi-annually in arrears, on June
                                               23 and December 23 of each year, beginning December 23, 1999

ADDITIONAL CO-MANAGERS, IF ANY:                Banc of America Securities LLC, Chase Securities Inc., and J.P. Morgan
                                               Securities Inc.

REDEMPTION:                                    ERP may redeem the Underwritten Securities, at any time, in whole or from time to time in part, at the election of ERP, at a redemption price equal to the sum of (i) the principal amount of the Underwritten Securities being redeemed plus accrued interest thereon to the redemption date and
                                               (ii) the Make-Whole Amount (as defined in the Prospectus), if any, with respect to such Underwritten Securities (collectively, the "Redemption
                                               Price").  Notice of any optional redemption of any Underwritten
                                               Securities will be given to holders at their addresses, as shown in the
                                               Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption.  The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the
                                               Underwritten Securities held by such persons to be redeemed.

DELAYED CONTRACTS:                             Not authorized

OTHER:                                         ERP is required to maintain Total Unencumbered Assets (as defined in the
                                               Prospectus) of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt (as defined in the Prospectus) of ERP.

         All the provisions contained in the document attached as ANNEX A hereto entitled "ERP Operating Limited Partnership--Debt Securities--Purchase Agreement" (the "Purchase Agreement"), dated December 13, 1994 are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. In addition, the amendments to the Purchase Agreement, beginning with the phrase "The Purchase Agreement is hereby amended as follows" on page 2 through subparagraph (x) on page 3, as set forth in the Terms Agreement dated August 8, 1996, between ERP and the underwriters named therein are incorporated herein by reference to the same extent as if such provisions had been set forth in full herein. In addition, the Purchase Agreement is hereby further amended to refer to the Registration


                                     -2-
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Statement on Form S-3 as number 333-45557 rather than number 33-84892. Defined terms used herein have the same meaning as defined in the Purchase Agreement and the prospectus supplement, dated June 17, 1999 (the "Prospectus Supplement"), to the prospectus dated April 6, 1998 (together with the Prospectus Supplement, the "Prospectus").

         In addition to the amendments to the Purchase Agreement set forth in the Terms Agreement dated August 8, 1996, which amendments are incorporated by reference herein, the Purchase Agreement is further amended as follows:

         (i) Section 1 and Section 5 shall be amended so that, in each case, the words "condition, financial or otherwise, or in the earnings, assets, business affairs or business prospects" are deleted in their entirety and, each case, the following text is inserted in lieu thereof:

         "financial condition, earnings, assets or business affairs"

         (ii) The preamble paragraph under Section 5 shall be amended so that immediately following the words "pursuant to the applicable Terms Agreement are subject to the accuracy" appearing in the second line of such paragraph, the following text shall be added:

         "on the date hereof and at the applicable Closing Time"

         (iii) Subsection 6(c) shall be amended so that the words "otherwise than on account of this indemnity agreement" appearing in the fifth line of such subsection are deleted in their entirety and the word "hereunder" is inserted in lieu thereof.

         (iv) Subsection 6(c) shall be amended so that the word "or" appearing at the end of the sixth line of such subsection is deleted and the following text is inserted in lieu thereof:

         "and in any event shall not relieve such indemnifying party from any liability which it may have"


                                     -3-
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Please accept this offer by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us no later than 6:00 p.m. (New York City time) on June 17, 1999 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                   Very truly yours

                   MERRILL LYNCH & CO.

                   MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                   By:
                      -------------------------------------------------
                          Name:
                          Title:

                   Acting on behalf of itself and the other named Underwriters.

Accepted:

ERP OPERATING LIMITED PARTNERSHIP

By:  EQUITY RESIDENTIAL PROPERTIES TRUST,
        not individually but as General Partner

        By:
          ----------------------------------------
               Name:
               Title: